EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”), dated this 7th day of June 2007, is by and between Trycera Financial, Inc., a corporation formed under the laws of the State of Nevada with its principal place of business at 18023 East Sky Park Circle, Suite G, Irvine, CA  92614 (“Trycera”), and Bryan W. Kenyon (“the Employee”) at 8365 E. Scarborough Ct., Orange, CA  92867.

RECITALS:

WHEREAS, Employee has provided employment services as Chief Financial Officer for Trycera pursuant to an Employment Agreement dated May 26, 2004 (the “Original Agreement”);

WHEREAS, the Original Agreement provided for an initial three-year term beginning June 7, 2004;

WHEREAS, the Original Agreement provided for an automatic extension unless Trycera notified Employee not less than 30 days prior to the expiration of the Original Agreement that such extension would not be granted;

WHEREAS, Trycera failed to notify Employee that the Original Agreement would not be extended, the result of which was that the Original Agreement has been extended for an additional year until June 7, 2008;

WHEREAS, Trycera and Employee desire to enter into this Agreement in order to supersede the extended Original Agreement and to hereby extend the employment term of the Employee for an additional two years pursuant to the revised terms set forth herein;

WHEREAS, the Employee is willing to continue to render such services to Trycera for the extended period set forth in this Agreement in consideration of the terms and conditions agreed to by the parties; and

WHEREAS, the Compensation Committee of Trycera has approved the employment of the Employee on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Trycera agrees to employ the Employee, and the Employee agrees to perform services for Trycera as an employee, upon the terms and conditions set forth herein.

1.	CANCELLATION OF THE ORIGINAL AGREEMENT.

Trycera and Employee hereby mutually agree to, and do hereby, terminate the Original Agreement as of the Effective Date of this Agreement.  This Agreement shall supersede in all respects the terms and conditions of the Original Agreement, unless expressly provided therein.

2.	TERM.

The initial term of this Agreement shall begin on June 7th, 2007, (the “Effective Date”) and shall be for a period of two (2) years, unless it is terminated earlier as provided herein.  The restrictive covenants in Section 9 hereof shall survive the termination of this Agreement.

3.	TITLE AND DUTIES.

The Employee shall be employed as Chief Financial Officer and Chief Operating Officer of Trycera.  The Employee shall perform such services consistent with his positions as might be assigned to him from time to time and are consistent with the bylaws of Trycera.  The Board of Directors (the “Board”) has appointed the Employee to serve as the Chief Financial Officer and will appoint Employee to serve as the Chief Operating Officer immediately upon execution of this Agreement.  Employee shall have such responsibilities and authority as is commensurate with such offices and as may be prescribed by the Board and bylaws of Trycera.  The Board shall have the right to review and change the responsibilities of Employee from time to time as it may deem necessary or appropriate, provided, however, that such responsibilities shall not be inconsistent with the Employee’s positions as Chief Financial Officer and Chief Operating Officer.

4.	LOCATION.

The Employee’s place of employment shall be the offices of Trycera described above, or at such other location as mutually agreed between Trycera and the Board.

5.	EXTENT OF SERVICES.

a.	Duty to Perform Services.

The Employee agrees not to engage in any business activities during the term of this Agreement except those that are for the benefit of Trycera and its subsidiaries, and to devote 100% of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement for Trycera and any corporation controlled by Trycera now or during the term of this Agreement.  Notwithstanding the foregoing, the Employee may engage in charitable, professional and civic activities that do not impair the performance of his duties to Trycera, as the same may be changed from time to time. While employed by Trycera, and with the exception of employee serving on the board of Mitco Industries Inc and as a managing partner of M3K Investments, LLC and Balius Capital Management, LLC, Employee may not serve on the board of directors of any other company, without the written approval of the Board of Directors. Nothing contained herein shall prevent the Employee from managing his own personal investments and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Employee’s activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities as described herein. The Employee agrees to adhere to Trycera’s published policies and procedures, as adopted from time to time, affecting directors, officers, employees, and agents and shall use his best efforts to promote Trycera’s interest, reputation, business and welfare.

b.	Corporate Opportunities.

The Employee agrees that he will not take personal advantage of any Trycera business opportunities that arise during his employment with Trycera and that might be of benefit to Trycera.  All material facts regarding such opportunities must be promptly reported to the Board for consideration by Trycera.

6.	COMPENSATION AND BENEFITS.

a.	Base Salary.

The Employee’s annual base salary shall be $120,000. The base salary shall be payable in equal installments in accordance with Trycera’s standard payroll practices. The Employee’s annual base salary shall be further reviewed no less frequently than annually for increases in the discretion of the Trycera Compensation Committee and/or Board, taking into account the compensation level for employees with similar skills and responsibilities at companies comparable to Trycera, the financial condition of Trycera, and the Employee’s value to Trycera relative to other members of the executive management of Trycera; provided, however, that at no time during the term of this Agreement shall the Employee’s base salary be decreased from the base salary then in effect except as part of a general program of salary adjustment by Trycera applicable to all vice presidents and above.

b.	Signing Bonus.

Upon execution of this Agreement, the Employee shall be issued 100,000 shares of common stock (the “Shares”) as a signing bonus.  The Shares shall vest over four years at the rate of 1/16th at the end of each three-month period, with the first period commencing at the Effective Date.  The Shares shall be issued pursuant to Trycera’s 2004 Stock Option/Stock Issuance Plan, as amended (the “Plan”) which is incorporated herein by reference.

c.	Performance Bonus.

Employee will be eligible to receive an annual bonus of a minimum of 0% and a maximum of 100% of the then applicable Base Salary, less applicable withholding taxes, payable in cash or stock at the discretion of the Compensation Committee, upon achievement of annual performance objectives to be determined by the Compensation Committee and Employee, which such objectives for the first year of this Agreement will be established within thirty (30) days of the Effective Date.  Objectives for subsequent years will be determined as set forth herein within thirty (30) days of each anniversary of this Agreement.

d.	Stock Options

Upon execution of this Agreement, Employee will be granted 200,000 ISO options (the “Options”) exercisable at the fair market value of the common stock on the Effective Date as determined by the Compensation Committee. The Options shall expire ten years from the Effective Date, unless terminated sooner as provided herein.  The Options shall vest over four years at the rate of 1/16th at the end of each three-month period, with the first period commencing at the Effective Date.  All Options will be subject to the terms, definitions, and provisions of the Plan.

e.	Other Benefits.

During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by Trycera of general applicability to other senior executives of Trycera, including, without limitation, Trycera’s group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans.

f.	Vacation.

Employee will be entitled to paid vacation of three (3) weeks per year in accordance with Trycera’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

g.	Reimbursement of Business Expenses.

Trycera shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as Trycera may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

7.	TERMINATION OF EMPLOYMENT.

a.	Termination Due to Death.

The Employee’s employment and this Agreement shall terminate immediately upon his death.  If the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

(i)           payment of any unpaid portion of his base salary through the date of such termination;

(ii)           reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)           the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)           full and immediate vesting of any unvested Shares or Options;

(v)            any pension survivor benefits that may become due pursuant to any employee benefit plan or program of Trycera; and

(vi)           payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee.

b.	Termination Due to Disability.

Trycera may terminate the Employee’s employment at any time if the Employee becomes disabled, upon written notice by Trycera to the Employee.  For all purposes under this Agreement, “Disability” shall mean that the Employee, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Employee’s incapacity due to physical or mental illness.  If the Employee’s employment is terminated due to his disability, he shall be entitled to:

(i)           payment of any unpaid portion of his base salary through the date of such termination;

(ii)           reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)           the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)           full and immediate vesting of any unvested Shares or Options; and

(v)           payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee.

As soon as administratively possible following the Effective Date, Trycera shall make available to the Employee, and other similarly-situated employees, a disability benefit plan, paid by Trycera, that provides monthly payments to Employee equal to at least two thirds (2/3) of the highest monthly base salary Employee receives pursuant to this Agreement, which payment will continue for as long as Employee remains disabled.

c.	Termination for Cause.

Trycera may terminate the Employee’s employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below.  If the Employee’s employment is terminated for Cause, as defined below, he shall be entitled to:

(i)            payment of any unpaid portion of his base salary through the date of such termination;

(ii)           reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)           the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)           payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee.

For purposes of this Agreement, a termination for “Cause” shall mean:  (i) the final conviction of Employee of, or Employee’s plea of guilty or nolo contendere, to any felony involving moral turpitude, (ii) fraud, misappropriation or embezzlement by Employee in connection with Employee’s duties to Trycera, or (iii) Employee’s failure or misconduct in the performance of his duties to Trycera.

d.	Termination Without Cause or Constructive Termination Without Cause.

Trycera may terminate the Employee’s employment at any time without Cause. If the Employee’s employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from Trycera the following:

(i)           payment of any unpaid portion of his base salary through the date of such termination;

(ii)           reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)           the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)           payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee;

(v)           a severance benefit in an amount equal to ninety days (90) salary at employees then current rate.

For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee’s prior written consent, of one or more of the following events not on account of Cause:

(1)           the failure of Trycera to obtain an assumption in writing of its obligation to perform under this Agreement by any successor to all or substantially all of the assets of Trycera in connection with any merger, consolidation, sale or similar transaction; or

(2)           any material breach of this Agreement by Trycera.

In the event the Employee is terminated without Cause or there is a constructive termination without Cause, each party shall provide the other with written notice not less than thirty (30) days before the effective date of the termination of employment.

e.	Voluntary Termination.

If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:

(i)           payment of any unpaid portion of his base salary through the effective date of such termination;

(ii)           reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)           the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)           payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee.

A voluntary termination under this paragraph shall be effective upon thirty (30) days’ prior written notice to Trycera unless the parties mutually agree to extend the effective date.

f.	Mutual Termination.

The parties may mutually agree to terminate this Agreement at any time.

8.	MITIGATION AND OFFSET.

If the Employee’s employment is terminated during the term of this Agreement pursuant to the provisions of paragraph 7(d), above, the Employee shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment.  The obligation of Trycera to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that Trycera may assert, or due to any other employment or source of income obtained by the Employee.

9.	ENTITLEMENT TO OTHER BENEFITS.

Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Employee, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.

10.	CONFIDENTIALITY.

a.	Company Information.

Employee shall at all times during the term of this Agreement and thereafter hold in strictest confidence, and not use, except for the benefit of Trycera, or disclose to any person, firm, or corporation without written authorization of the Board, any Confidential Information of Trycera, except under a non-disclosure agreement duly authorized and executed by Trycera.  For purposes of this Agreement “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of Trycera or any subsidiary, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding products or services and markets therefor, customer lists and customers (including, but not limited to, customers of Trycera on whom Employee called or with whom Employee became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information.  Confidential Information shall not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

b.	Former Employer Information.

Employee shall not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and Employee shall not bring onto the premises of Trycera any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

c.	Third Party Information.

Employee recognizes that Trycera has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Trycera’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Employee shall hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for Trycera consistent with Trycera’s agreement with such third party.

11.	INVENTIONS.

a.	Inventions Retained and Licensed.

Employee has attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets, if any, which were made by him prior to his employment with Trycera (collectively referred to as “Prior Inventions”), which belong to him, which relate to Trycera’s business, products or research and development, and which are not assigned to Trycera hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions.  If in the course of his employment with Trycera, Employee incorporates into a Trycera product, process or service a Prior Invention owned by him or in which he has an interest, Employee hereby grants to Trycera a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

b.	Assignment of Inventions.

Employee shall promptly make full written disclosure to Trycera, will hold in trust for the sole right and benefit of Trycera, and hereby assigns to Trycera, or its designee, all Employee’s right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time he is in the employ of Trycera (collectively referred to as “Inventions”), except as provided in Section 11(e) below.  Employee further acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of and during the period of his employment with Trycera and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  Employee understands and agrees that the decision whether or not to commercialize or market any invention developed by him solely or jointly with others is within Trycera’s sole discretion and for Trycera’s sole benefit and that no royalty will be due to Employee as a result of Trycera’s efforts to commercialize or market any such invention.

c.	Maintenance of Records.

Employee shall keep and maintain adequate and current written records of all Inventions made by him (solely or jointly with others) during the term of his employment with Trycera.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by Trycera.  The records will be available to and remain the sole property of Trycera at all times.

d.	Patent and Copyright Registrations.

Employee shall assist Trycera, or its designee, at Trycera’s expense, in every proper way to secure Trycera’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Trycera of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Trycera shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Trycera, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  Employee shall further execute or cause to be executed, when it is in his power to do so, any such instrument or papers after the termination of this Agreement.  If Trycera is unable because of Employee’s mental or physical incapacity or for any other reason to secure his signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to Trycera as above, then Employee hereby irrevocably designates and appoints Trycera and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

e.	Exception to Assignments.

Employee understands that the provisions of this Section 11 requiring assignment of Inventions to Trycera do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B).  Employee shall advise Trycera promptly in writing of any inventions that Employee believes meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

12.	RETURNING TRYCERA DOCUMENTS.

Employee shall, at the time of leaving the employ of Trycera, deliver to Trycera (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to his employment with Trycera or otherwise belonging to Trycera, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 11(c).  In the event of the termination of this Agreement, Employee shall sign and deliver to Trycera the “Termination Certification” attached hereto as Exhibit C.

13.	NOTIFICATION OF NEW EMPLOYER.

In the event that Employee shall leave the employ of Trycera, or become employed by other employers, Employee hereby grants consent to notification by Trycera to Employee’s other employers about his rights and obligations under this Agreement.

14.	CONFLICT OF INTEREST GUIDELINES.

Employee shall diligently adhere to the “Conflict of Interest Guidelines” attached as Exhibit D hereto, as such guidelines shall be amended from time to time by Trycera.

15.	ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall, if Trycera or the Employee so elects, be settled by arbitration, in accordance with the Commercial Arbitration Rules procedures of the American Arbitration Association. Arbitration shall occur before a single arbitrator, provided, however, that if the parties cannot agree on the selection of such arbitrator within thirty (30) days after the matter is referred to arbitration, each party shall select one arbitrator and those arbitrators shall jointly designate a third arbitrator to comprise a panel of three arbitrators.  The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the State of California.  Trycera and the Employee each irrevocably consent to the jurisdiction of the federal and state courts located in State of California for this purpose.  The arbitrator shall be authorized to allocate the costs of arbitration between the parties.  Notwithstanding the foregoing, Trycera, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief in order to avoid irreparable harm and such other relief as Trycera shall elect to enforce the Employee’s covenants in Section 9.

16.	LEGAL EXPENSES.

Except as provided in Section 10 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

17.	INDEMNIFICATION.

Trycera agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee or Trycera, or is, or was, serving at the request of Trycera as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be Indemnified and held harmless by Trycera to the fullest extent permitted or authorized by Trycera’s articles of incorporation and bylaws.  To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of Trycera or other such entity described above, and shall inure to the benefit of the Employee’s heirs, executors and administrators.  Trycera shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a proceeding within twenty (20) days after receipt by Trycera of a written request for such advance.  Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.

Neither the failure of Trycera (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Employee under the paragraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by Trycera (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.

Employee understands and acknowledges that Trycera may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of Trycera’s right under public policy to indemnify Employee.

18.	ASSIGNABILITY AND BINDING NATURE.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Employee) and assigns.  No rights or obligations may be assigned or transferred by Trycera except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Trycera is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Trycera, provided that the assignee or transferee is the successor to all or substantially all of the assets of Trycera and such assignee or transferee assumes the liabilities, obligations, and duties of Trycera, as contained in this Agreement, either contractually or as a matter of law.  Trycera further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to Cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of Trycera under this Agreement.  Notwithstanding any such assignment, Trycera shall not be relieved from liability under this Agreement. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee, other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

19.	NOTICES.

All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when received, addressed as follows:

If to Trycera to:

18023 East Sky Park Circle
Suite G
Irvine, CA  92614

With a copy (which shall not constitute notice) to:

Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095

If to the Employee, to:

8365 E. Scarborough Ct
Orange, CA  92867

or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

20.	AMENDMENT.

This agreement may be amended or modified only by a written instrument executed by both Trycera and the Employee.

21.	PRONOUNS.

Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

22.	CAPTIONS.

The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

23.	TIME.

All references herein to periods of days are to calendar days, unless expressly provided otherwise.  Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

24.	ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement between Trycera and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

25.	SEVERABILITY.

In case any provision hereof shall be held by a court or arbitrator with jurisdiction over Trycera or the Employee to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of Trycera and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.

26.	WAIVER.

No delays or omission by Trycera or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right.  A waiver or consent given by Trycera or the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

27.	GOVERNING LAW.

This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of California, without regard to its conflicts of laws principles.

28.	SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of both Trycera and the Employee and their respective successors and assigns, including any entity with which or into which Trycera might be merged or that might succeed to its assets or business or any entity to which Trycera might assign its rights and obligations hereunder; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by him.

29.	WITHHOLDING.

Trycera may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency.  The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

30.	COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

31.	FULL KNOWLEDGE.

By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

32.	EXHIBITS.

Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOR PARTIES FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

TRYCERA:	Trycera Financial, Inc.

Date: June 14, 2007	By:	/s/ Luan Dang
Luan Dang, Chairman
Compensation Committee

EMPLOYEE:

Date: June 14, 2007	/s/ Bryan W. Kenyon
Bryan W. Kenyon

Exhibit A

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

☒  No inventions or improvements
☐  Additional Sheets Attached

Signature of Employee:	/s/ Bryan W. Kenyon
Bryan W. Kenyon

Date:  June 14, 2007

Exhibit B

CALIFORNIA LABOR CODE SECTION 2870
INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT

“(a)           Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)           Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)           Result from any work performed by the employee for the employer.

(b)           To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

Exhibit C

TRYCERA FINANCIAL, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Trycera Financial, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Employment Agreement signed by me, including the reporting of any Inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date:

Bryan W. Kenyon

Exhibit D

TRYCERA FINANCIAL, INC.

CONFLICT OF INTEREST GUIDELINES

It is the policy of Trycera Financial, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics.  Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company.  The following are potentially compromising situations which must be avoided.  Any exceptions must be reported to the President and written approval for continuation must be obtained.

1.           Revealing confidential information to outsiders or misusing confidential information.  Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

2.           Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.           Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

4.           Initiating or approving any form of personal or social harassment of employees.

5.           Investing or holding outside directorship in suppliers or customers, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

6.           Borrowing from or lending to employees, customers or suppliers.

7.           Acquiring real estate of interest to the Company.

8.           Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

9.           Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

10.           Making any unlawful agreement with distributors with respect to prices.

11.           Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review.  Violations of this conflict of interest policy may result in discharge without warning.